FIRST AMENDMENT TO NON-EMLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE NON-EMPLOYEE CHIEF FINANCIAL OFFICER ENGAGEMENT AGREEMENT dated December 1, 2024, is by and between SafeSpace Global Corporation formerly known as Healthcare Integrated Technologies, Inc., a Nevada corporation (the "**Company**"), and Timothy R. Brady, a resident of the State of Florida (the "**Executive**").

AMENDMENTS:

Paragraph 1 of the Agreement shall be amended in its entirety to read as follows:

1. **Engagement**. The Company hereby employs Timothy R. Brady, to perform those Employee Chief Financial Officer ("**CFO**") duties as defined by the Chief Executive Officer ("CEO") and/or Board of Directors ("BOD") and such other reasonable duties as may be requested from time to time by the CEO and/or BOD of the Company. Mr. Brady hereby accepts such engagement upon the terms and subject to conditions set forth in this Agreement.

Paragraph 2 of the Agreement shall be amended in its entirety to read as follows:

2. **Employment Status Update**. Effective April 1, 2025, the Executive shall be classified as an employee of the Company, as such the Company will be responsible for all applicable employee tax withholdings and shall provide Executive with access to employee benefit programs and for the services rendered by Executive under this Agreement. At the discretion of the Board of Directors, Executive's Base Fee may be increased.

Paragraph 3 (a) of the Agreement shall be amended in its entirety to read as follows:

3. **Compensation**.

   A. **Base Fee**. Effective April 1, 2025 for the services rendered by Executive under this Agreement, the Executive will be paid a monthly base fee of $12,500. At the discretion of the Board of Directors, Executive's Base Fee may be increased.

Additionally, this Amendment supersedes Sections 8 and 9 of the Agreement. Effective April 1, 2025, Executive shall be classified as an employee of the Company, with all corresponding tax withholdings and employee benefit eligibility.

COMPANY:

Action by Unanimous Written Consent of the Board of Directors of SafeSpace Global Corporation formerly known as Healthcare Integrated Technologies, Inc.

The undersigned Board of Directors of SafeSpace Global Corporation formerly known as Healthcare Integrated Technologies, Inc., a Nevada corporation, in lieu of a meeting for such purposes, does hereby waive all requirements as to notice of such a meeting and hereby authorizes the approval of this Employment Agreement by written consent.

DocuSigned by:
Scott M. Boruff
CE216ACB5DED4F5...

By: Scott M. Boruff
Its: Chief Executive Officer

EXECUTIVE:

Signed by:
Timothy R. Brady
6CA7A4E89C334B6...

By: Timothy R. Brady
Its: Chief Financial Officer